SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

TRONOX INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102 (405) 775-5000	20-2868245
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number,	(I.R.S. Employer Identification Number)
Including Area Code, of Registrant’s Principal Executive Offices)

TRONOX INCORPORATED 2005 LONG TERM INCENTIVE PLAN

Roger G. Addison, Esq.

Vice President, General Counsel and Secretary
Tronox Incorporated

123 Robert S. Kerr Avenue

Oklahoma City, Oklahoma 73102

(405) 775-5000

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (2)(3)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Class A Common Stock par value $0.01 per share, including the associated preferred share purchase rights for outstanding awards (1)	800,000	$14.00		$11,200,000		$1,198.40
Class A Common Stock par value $0.01 per share, including the associated preferred share purchase rights (1)	5,260,000	$14.49	(4)	$76,217,400	(4)	$8,155.26	(4)

(1)           Each share of Class A common stock registered hereunder includes an associated preferred share purchase right.  Until the occurrence of certain prescribed events, none of which have occurred, the preferred share purchase rights will trade, and may be transferred only with the Class A Common Stock. The value attributable to the rights, if any, will be reflected in the market price of the Class A Common Stock.  No separate consideration is payable for, and no additional registration fee is payable with respect to, the rights.

(2)           Represents the maximum number of shares issuable under the Tronox Incorporated 2005 Long Term Incentive Plan (the “Plan”).

(3)           This Registration Statement also covers such additional shares of Class A Common Stock of the Registrant as may be issuable pursuant to anti-dilution provisions of the Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A Common Stock.

(4)           Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the amount of the registration fee. The offering price and the amount of fee for these shares were computed based on the average of the high and low prices of our common stock as reported by the New York Stock Exchange on January 30, 2006.

PART I: INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Part I of Form S-8 is omitted from this Registration Statement in accordance with the note to Part I of Form S-8 and Rule 428 under the Securities Act.  The documents containing the information required by Part I of Form S-8 will be sent or given to the participants in the Tronox Incorporated 2005 Long Term Incentive Plan as required by Rule 428(b)(1) of the Securities Act.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by Tronox Incorporated (the “Registrant”), are incorporated herein by reference:

(i) The Registrant’s prospectus filed with the Commission on November 22, 2005 pursuant to Rule 424(b);

(ii) The description of the Class A Common Stock and the associated preferred share purchase rights contained in Item 1 of the Registrant’s registration statement on Form 8-A12B, filed with the Commission on November 9, 2005 (Reg. No. 1-32669); and

(iii) The Registrant’s current reports on Form 8-K filed on November 30, 2005, December 7, 2005, December 21, 2005, December 22, 2005, January 19, 2006 and February 6, 2006.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law (“the DGCL”), grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The Registrant’s amended and restated certificate of incorporation provides that, except as otherwise provided by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

The Registrant’s amended and restated bylaws provide that the Registrant shall indemnify directors and officers of the Registrant as specified in the amended and restated certificate of incorporation. In addition, to the fullest extent permitted by the DGCL, the Registrant shall indemnify any current or former director or officer of the Registrant and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Registrant against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the light of the Registrant or otherwise, to which he or she was or is a party by reason of his or her current or former position with the Registrant or by reason of the fact that he or she is or was serving, at the request of the Registrant, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The Registrant’s amended and restated bylaws also provide that expenses incurred by a person who is or was a director or officer of the Registrant in appearing at, participating in or defending any such action, suit or proceeding shall be paid by the Registrant at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant as authorized by the Registrant’s amended and restated bylaws.

The master separation agreement among the Registrant, Kerr-McGee Worldwide Corporation and Kerr-McGee Corporation provides for indemnification by the Registrant of Kerr-McGee Corporation and its affiliates, directors, officers and employees for certain liabilities, including liabilities under the 1933 Act for any untrue statement of material fact contained in this Registration Statement, or omission or alleged omission to state a material fact herein, which is necessary to make the statements contained herein not misleading.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. Undertakings.

A.            The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oklahoma City, the state of Oklahoma, on February 4, 2006.

Tronox Incorporated

By:	/s/ Mary Mikkelson
Name: Mary Mikkelson
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on February 4, 2006.

	Signature	Title

/s/ Thomas W. Adams
	Thomas W. Adams	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Mary Mikkelson
	Mary Mikkelson	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Marty J. Rowland
	Marty J. Rowland	Chief Operating Officer and Director

/s/ Robert M. Wohleber
	Robert M. Wohleber	Chairman of the Board and Director

	*Peter D. Kinnear	Director

/s/ J. Michael Rauh
	J. Michael Rauh	Director

	*Bradley C. Richardson	Director

*By:	/s/ Thomas W. Adams
Thomas W. Adams
Attorney-in-fact

Thomas W. Adams hereby signs this registration statement on February 4, 2006, on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed as an exhibit to this registration statement.

Exhibit Index

Exhibit No.	Description

*4.1

Amended and Restated Certificate of Incorporation of Tronox Incorporated, filed as Exhibit 3.1 to Tronox’s Current Report on Form 8-K, dated December 7, 2005, which is hereby incorporated by reference.

*4.2	Amended and Restated Bylaws of Tronox Incorporated, filed as Exhibit 3.2 to Tronox’s Current Report on Form 8-K, dated December 7, 2005, which is hereby incorporated by reference.
*4.3

Rights Agreement, dated as of November 7, 2005 between Tronox Incorporated and UMB Bank, N.A., as Rights Agent, filed as Exhibit 4.1 to Tronox’s Current Report on Form 8-K, dated December 7, 2005, which is hereby incorporated by reference.

4.4	2005 Tronox Long Term Incentive Plan
5.1	Opinion of Covington & Burling
5.2	Opinion of Richards, Layton & Finger, P.A.
23.1	Consent of Covington & Burling (included in Exhibit 5.1)
23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)
23.3	Consent of Ernst & Young, LLP
24.1	Power of attorney for Peter D. Kinnear
24.2	Power of attorney for Bradley C. Richardson

*              Exhibit incorporated by reference.